UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 1, 2009

CORNERSTONE GROWTH & INCOME REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-139704	20-5721212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1920 Main Street, Suite 400
Irvine, CA 92614
(Address of principal executive offices)

(949) 852-1007
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into Material Definitive Agreement.

The information in this Report set forth under Item 2.03 regarding the financing arrangements entered in connection with the acquisition of the property described in Item 2.01 is incorporated by reference herein.

Item 2.01.   Completion of Acquisition or Disposition of Assets.

On May 1, 2009, we purchased an existing assisted–living facility, Windsor Oaks, a 36-unit assisted living facility, from Oaks Holding, LLC, an unaffiliated party, for a purchase price of $4.5 million.  The acquisition was funded with net proceeds raised from our ongoing public offering and a loan obtained from The Private Bank and Trust Company.  The terms of the loan are discussed under Item 2.03 below and are incorporated herein by reference.

The Windsor Oaks consists of 36 assisted living units in two adjacent, 8,800 square foot, single-story buildings, and is situated on approximately two acres of land in Bradenton, Florida. The facility was built in 1996, with major renovations completed in 2003.  Of the 36 units, half are assisted living units, while the other half are designated as memory care units.  The property is currently 100% occupied, and has experienced average monthly occupancy of above 94% since January 2006. Windsor Oaks will be managed by Legend Senior Living, an affiliate of the existing property manager.

We do not intend to make significant renovations or improvements to the property and believe that the property is adequately insured. To qualify as a REIT, we cannot directly operate assisted-living facilities.  Therefore, we have formed a wholly owned taxable REIT subsidiary, or TRS, and Windsor Oaks will be operated pursuant to a lease with our TRS. Our TRS has engaged an unaffiliated management company to operate the assisted-living facility.  Under the management contract, the manager has direct control of the daily operations of the property.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 1, 2009, in connection with the acquisition of the Windsor Oaks, we entered into a $2.8 million loan agreement with The Private Bank and Trust Company.

The loan matures on May 1, 2014 with no option to extend and bears interest at a fixed rate of 6.25% per annum.  We may repay the loan, in whole or in part, on or before May 1, 2014, subject to prepayment premiums.   Monthly payments for the first twelve months will be interest-only.  Monthly payments beginning the thirteenth month will include interest and principal based on a 25-year amortization period.   We paid a 1% commitment fee related to this loan.

The material terms of the loan assumption described above are qualified in their entirety by the full text of the Promissory Note, which is attached to this report as Exhibit 10.2.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. Audited financial statements for Windsor Oaks will be filed by amendment to this Form 8-K no later than July 16, 2009.

(b)	Pro forma financial information. Unaudited pro forma financial information will be filed by amendment to this Form 8-K no later than July 16, 2009.

(d)	Exhibits.

Exhibit 10.1	Purchase and Sale Agreement, by and between The Oaks Bradenton, LLC, a Delaware limited liability company and Oaks Holdings, LLC, a Florida limited liability company, dated February 26, 2009.

Exhibit 10.2	Promissory note by and between The Oaks Bradenton, LLC, a Delaware limited liability company and The Private Bank and Trust Company, an Illinois banking association dated May 1, 2009.

99.1	Press release dated May 1, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE GROWTH & INCOME REIT, INC.

Dated: May 5, 2009	By:	/s/Sharon C. Kaiser
Sharon C. Kaiser,
Chief Financial Officer